Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP
ATTORNEYS AT LAW
4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607
PO Drawer 17803, Raleigh, NC 27619
P: 919.781.4000 F: 919.781.4865 www.wyrick.com

July 17, 2015

Live Oak Bancshares, Inc.

1741 Tiburon Drive

Wilmington, North Carolina 28403

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Live Oak Bancshares, Inc., a North Carolina corporation (the “Company”), in connection with the registration statement on Form S-1 (Registration No. 333-205126), as amended (the “Registration Statement”), and the prospectus included therein (the “Prospectus”), as publicly filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on June 19, 2015, as subsequently amended on or about the date hereof, pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the registration of the offer and sale of an aggregate of up to 4,600,000 shares of the Company’s common stock, no par value per share (the “Securities”), including up to 600,000 shares purchasable by the underwriters upon exercise of an option granted to the underwriters by the Company.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by shareholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Some of the Securities will be uncertificated as of the closing of the offering described in the Registration Statement.

This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction. This opinion does not extend to compliance with federal or state securities laws relating to the offer or sale of the Securities.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the issuance and the delivery of any Securities, the Registration Statement will have been declared

Live Oak Bancshares, Inc.

July 17, 2015

effective under the Act, and the Securities will have been registered under the Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, that no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued in connection with the Registration Statement, and that there will not have occurred any change in law affecting the validity of the issuance of the Securities.

Based upon the foregoing, it is our opinion that up to 4,600,000 shares of the Company’s Securities to be issued and sold by the Company pursuant to the Registration Statement, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, and in accordance with the resolutions adopted by the Company’s Board of Directors (the “Board”) and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving this consent, we do not hereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended for use in connection with issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

WYRICK ROBBINS YATES & PONTON LLP

/S/ WYRICK ROBBINS YATES & PONTON LLP